Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below is a director of Kaman Corporation, a Connecticut corporation (the “Corporation”) and does hereby constitute and appoint Neal J. Keating and Candace A. Clark, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-3 of the Corporation pertaining to the registration of the securities described Registration Statement on Form S-3 to which this power of attorney is filed as an exhibit (the “Securities”),  and any and all amendments (including post-effective amendments) to such registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Signature	Title	Date
/s/ Brian E. Barents Brian E. Barents	Director	June 20, 2009
/s/ E. Reeves Callaway III E. Reeves Callaway III	Director	June 20, 2009
/s/ Karen M. Garrison Karen M. Garrison	Director	June 20, 2009
/s/ Edwin A. Huston Edwin A. Huston	Director	June 21, 2009
/s/ A. William Higgins A. William Higgins	Director	June 21, 2009
/s/ Neal J. Keating Neal J. Keating	Director	June 19, 2009
/s/ Eileen S. Kraus Eileen S. Kraus	Director	June 20, 2009
s/ George E. Minnich George E. Minnich	Director	June 22, 2009
/s/ Thomas W. Rabaut Thomas W. Rabaut	Director	June 20, 2009
/s/ Richard J. Swift Richard J. Swift	Director	June 20, 2009